EXHIBIT 99.C6.2


                                    Exhibit 7

                       Consent of Thomas E. Pierpan, Esq.



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                              WRL Letterhead

April 20, 1998



Western Reserve Life Assurance Co. of Ohio
201 Highland Avenue
Largo, Florida 33770


Gentlemen:


I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 11 to the Registration Statement on Form S-6 (File No. 33-69138) for Western Reserve Life Assurance Co. of Ohio Series Life Account, as filed with the Securities and Exchange Commission.



/s/ THOMAS E. PIERPAN
-----------------------
Thomas E. Pierpan
Vice President, Associate General Counsel and
Assistant Secretary